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                      Public Service Company of New Mexico
           ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


           ----------------------------------------------------------
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
Public Service Company
of New Mexico
Alvarado Square MS-1104
Albuquerque, NM  87158
505 241-2700




June 12, 2000

To Our Stockholders:

At PNM's Annual Meeting held on June 6, shareholders approved three of the company's four proposals that were on this year's proxy statement/ prospectus dated April 24, 2000. Shareholders approved the company's proposed Agreement and Plan of Share Exchange to form a holding company; elected directors Robert G. Armstrong, Theodore F. Patlovich and Paul F. Roth; and approved the appointment of Arthur Andersen LLP as independent public accountants for the current year.

The meeting was then adjourned with the vote delayed on PNM's proposal for the Manzano Corporation Omnibus Performance Equity Plan. The adjournment provides additional time to inform all shareholders about the changes your Board has decided to make to the Plan and to continue to solicit proxies on this proposal. The meeting will reconvene at 9:00 A.M. Mountain Daylight Time on June 26, 2000, at the South Broadway Cultural Center, 1025 Broadway S.E., Albuquerque, N. M., to vote on the Plan and conclude the Annual Meeting. The date for determining the holders of PNM common stock entitled to vote at the reconvened meeting remains the close of business on April 17, 2000.

In order to provide clarity on the issue of repricing of granted options and to reduce the potential dilutive effect of the original proposal, for the Omnibus Performance Equity Plan, the Board has agreed to make the following changes to the Plan:

1.  Require shareholder approval for the repricing of underwater options.
2. Reduce the number of shares reserved for the plan from 5 million to 2.5 million.
3. Limit the grant of restricted stock, performance shares and performance units to a total of 500,000 shares.

Based on the above changes, if you wish to cast an original vote or change your vote on the Omnibus Performance Equity Plan, please contact PNM Shareholder Services at 1-800-545-4425 and we will provide you with a proxy card. Any new or changed vote must be received before the meeting is reconvened or you may vote in person at the reconvened meeting.

YOU DO NOT NEED TO CALL IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE OR IF YOU INTEND TO VOTE IN PERSON AT THE RECONVENED MEETING.

As of the date of this letter, our Board of Directors does not know of any other matters to be submitted to the reconvened meeting. If any other matter is presented, proxy holders will vote on the matter in their discretion. This letter is first being mailed to shareholders on or about June 12, 2000.

Thank you for your consideration of these issues.

By Order of the Board of Directors


/s/ Patrick T. Ortiz
----------------------------------------------------
Patrick T. Ortiz
Senior Vice President, General Counsel and Secretary